Exhibit 99.1

Herbalife Ltd. Announces Record Second Quarter 2011 Results and Raises FY’11 Guidance

  Second quarter net sales growth of 27.7 percent on volume growth of 17.1 percent.
  Second quarter diluted EPS1 of $0.88 increased 35.4 percent compared to the $0.65 diluted EPS from prior year period.
  Raises FY’11 EPS guidance to a range of $2.97 to $3.07.
  Board of directors approved a quarterly dividend of $0.20 per share.

LOS ANGELES--(BUSINESS WIRE)--August 1, 2011--Herbalife Ltd. (NYSE: HLF) today reported that second quarter net sales increased 27.7 percent and local currency net sales increased 19.9 percent compared to the same time period in 2010. Net income for the quarter of $111.2 million, or $0.88 per diluted share compares to 2010 second quarter net income and EPS of $82.2 million and $0.65, respectively.

“We believe that we are just getting started,” said Michael O. Johnson, the company’s chairman and CEO. “Eight consecutive quarters of growth in the average number of sales leaders ordering illustrates the engagement of the distributors and the strong foundation being built as Herbalife helps consumers tackle the global issues of obesity.”

For the quarter ended June 30, 2011, the company generated cash flow from operations of $142.7 million, an increase of 71.5 percent compared to the second quarter 2010, paid dividends of $23.9 million, invested $16.1 million in capital expenditures and repurchased $98.8 million in common shares related to our share repurchase program.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

Second Quarter 2011 Regional Key Metrics[2,3,4]

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	2Q'11	Yr/Yr % Chg	2Q'11	Yr/Yr % Chg
North America	259.0	6.7%	55,920	13.8%
Asia Pacific	243.8	27.2%	45,501	30.5%
EMEA	136.9	7.4%	37,624	14.3%
Mexico	174.1	26.3%	46,365	25.8%
South & Central America	129.1	34.2%	33,064	21.7%
China	37.6	(8.7%)	8,375	25.4%
Worldwide Total	980.5	17.1%	218,224	21.1%

	Volume Points (Mil)		Average Active Sales Leaders
	2Q'11	Yr/Yr % Chg	2Q'11	Yr/Yr % Chg
Emerging Markets	507.4	22.2%	123,697	24.3%
Established Markets	473.1	12.2%	102,107	16.3%
Worldwide Total	980.5	17.1%	218,224	21.1%

[2] “Emerging markets” are defined herein as those countries that the World Bank categorized as having “low” or “medium” GDP per capita, while “Established markets” are defined as those countries categorized by the World Bank as having “high” GDP per capita.

[3] Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

[4] Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

Updated 2011 Guidance

Based on current business trends and foreign currency rates, the company’s third quarter and fiscal 2011 guidance is provided below.

	Three Months Ending		Twelve Months Ending
	September 30, 2011		December 31, 2011
	Low	High	Low	High
Volume Point Growth vs 2010	13.0%	15.0%	15.0%	17.0%
Net Sales Growth vs 2010	21.0%	23.0%	22.0%	24.0%
Diluted EPS	$0.71	$0.76	$2.97	$3.07
Cap Ex ($ millions)	$18.0	$23.0	$90.0	$100.0
Effective Tax Rate	28.7%	29.7%	27.5%	28.5%

Announces Quarterly Dividend

The company reported today that its board of directors has approved a dividend of $0.20 per share to shareholders of record effective August 15, 2011 payable on August 29, 2011.

Second Quarter Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, August 2, 2011 at 8 a.m. PDT (11 a.m. EDT).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634—5671 for international callers (conference ID 80765801). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers (conference ID 80765801). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 76 countries through a network of approximately 2.3 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment;
  our relationship with, and our ability to influence the actions of, our distributors;
  improper action by our employees or distributors in violation of applicable law;
  adverse publicity associated with our products or network marketing organization;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our distributors;
  product liability claims; and
  whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	6/30/2011	6/30/2010 (3)	6/30/2011	6/30/2010 (3)

North America	$185,159	$166,437	$352,159	$317,696
Mexico	113,882	80,918	217,759	152,767
South and Central America	130,130	82,797	255,407	174,126
EMEA	162,017	135,553	315,954	266,377
Asia Pacific	237,103	171,850	436,406	312,863
China	51,363	51,251	97,065	83,610
Worldwide net sales	879,654	688,806	1,674,750	1,307,439
Cost of Sales	171,023	136,561	333,816	277,033	[1]
Gross Profit	708,631	552,245	1,340,934	1,030,406
Royalty Overrides	289,232	224,780	553,609	432,099
SGA	266,225	211,110	510,751	417,993	[1]
Operating Income	153,174	116,355	276,574	180,314
Interest Expense - net	855	2,146	3,503	4,099
Income before income taxes	152,319	114,209	273,071	176,215
Income Taxes	41,139	32,034	73,872	42,169	[1]
Net Income	111,180	82,175	199,199	134,046

Basic Shares [2]	119,007	119,054	118,609	119,686
Diluted Shares [2]	126,617	125,685	126,610	126,212

Basic EPS [2]	$0.93	$0.69	$1.68	$1.12
Diluted EPS [2]	$0.88	$0.65	$1.57	$1.06

Dividends declared per share	$0.20	$0.10	$0.33	$0.20

[1] Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule A – "Reconciliation of Non-GAAP Financial Measures”.
[2] All share count and per share amounts have been adjusted to reflect the two-for-one stock split.

[3] During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Jun 30,	Dec 31,
	2011	2010 [1]

ASSETS
Current Assets:
Cash & cash equivalents	$254,467	$190,550
Receivables, net	116,555	85,612
Inventories	219,034	182,467
Prepaid expenses and other current assets	104,815	93,963
Deferred income taxes	43,747	42,994
Total Current Assets	738,618	595,586

Property and equipment, net	185,887	177,427
Deferred compensation plan assets	20,591	18,536
Deferred financing cost, net	5,378	998
Other assets	32,031	25,880
Marketing related intangibles and other and other intangible assets, net	312,155	310,894
Goodwill	104,959	102,899
Total Assets	$1,399,619	$1,232,220

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$64,904	$43,784
Royalty Overrides	184,652	162,141
Accrued compensation	61,131	69,376
Accrued expenses	153,956	141,867
Current portion of long term debt	1,781	3,120
Advance sales deposits	62,908	35,145
Income taxes payable	13,333	15,383
Total Current Liabilities	542,665	470,816

Non-current liabilities
Long-term debt, net of current portion	158,797	175,046
Deferred compensation	23,813	20,167
Deferred income taxes	55,181	55,572
Other non-current liabilities	23,112	23,407
Total Liabilities	803,568	745,008

Contingencies

Shareholders' equity:
Common shares	118	118
Additional paid in capital	271,749	248,693
Accumulated other comprehensive loss	(6,916)	(27,285)
Retained earnings	331,100	265,686
Total Shareholders' Equity	596,051	487,212

Total Liabilities and Shareholders' Equity	$1,399,619	$1,232,220

[1] During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	6/30/2011	6/30/2010 [1]

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$199,199	$134,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,657	34,403
Excess tax benefits from share-based payment arrangements	(19,544)	(4,463)
Share-based compensation expenses	11,103	10,820
Amortization of discount and deferred financing costs	435	248
Deferred income taxes	671	(15,053)
Unrealized foreign exchange transaction loss (gain)	5,452	(12,345)
Write-off of deferred financing costs	914	—
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	—	15,131
Other	899	1,619
Changes in operating assets and liabilities:
Receivables	(26,966)	(11,616)
Inventories	(26,489)	(12,172)
Prepaid expenses and other current assets	(6,391)	(15,099)
Other assets	(4,977)	(2,229)
Accounts payable	19,411	13,781
Royalty overrides	16,873	1,072
Accrued expenses and accrued compensation	(2,995)	5,670
Advance sales deposits	26,323	30,937
Income taxes payable	16,427	(4,846)
Deferred compensation plan liability	3,645	729
NET CASH PROVIDED BY OPERATING ACTIVITIES	250,647	170,633
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property	(44,428)	(23,917)
Proceeds from sale of property	190	6
Deferred compensation plan assets	(2,055)	686
NET CASH USED IN INVESTING ACTIVITIES	(46,293)	(23,225)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(38,689)	(24,061)
Borrowings from long-term debt	390,700	229,000
Principal payments on long-term debt	(408,329)	(235,715)
Deferred financing costs	(5,729)	—
Share repurchases	(115,287)	(79,220)
Excess tax benefits from share-based payment arrangements	19,544	4,463
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	8,280	4,400
NET CASH USED IN FINANCING ACTIVITIES	(149,510)	(101,133)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	9,073	(26,858)
NET CHANGE IN CASH AND CASH EQUIVALENTS	63,917	19,417
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	190,550	150,801
CASH AND CASH EQUIVALENTS, END OF PERIOD	254,467	170,218
CASH PAID DURING THE PERIOD
Interest paid	$4,062	$4,988
Income taxes paid	$49,738	$58,718

[1] During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 6/30/2011
	Reported		Adjusted
	(GAAP)	Adjustment	(Non-GAAP)
Net Sales	879,654		879,654
Cost of Sales	171,023		171,023
Gross Profit	708,631	-	708,631
Royalty Overrides	289,232		289,232
SGA	266,225		266,225
Operating Income	153,174	-	153,174
Interest Expense - net	855		855
Income before income taxes	152,319	-	152,319
Income Taxes	41,139		41,139
Net Income	111,180	-	111,180

Diluted EPS (1)	$0.88	$-	$0.88

[1] Diluted EPS has been adjusted to reflect the two-for-one stock split.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Quarter Ended 6/30/2010
	Reported	Adjusting	Adjusted
	(GAAP) [2]	Items	(Non-GAAP)
Net Sales	$688,806		$688,806
Cost of Sales	136,561		136,561
Gross Profit	552,245	-	552,245
Royalty Overrides	224,780		224,780
SGA	211,110		211,110
Operating Income	116,355	-	116,355
Interest Expense - net	2,146		2,146
Income before income taxes	114,209	-	114,209
Income Taxes	32,034		32,034
Net Income	$82,175	-	$82,175

Diluted EPS (1)	$0.65	$-	$0.65

[1] Diluted EPS has been adjusted to reflect the two-for-one stock split.

[2] During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Six Months Ended 6/30/2011
	Reported			Adjusted
	(GAAP)	Adjustment		(Non-GAAP)
Net Sales	1,674,750			1,674,750
Cost of Sales	333,816			333,816
Gross Profit	1,340,934	-		1,340,934
Royalty Overrides	553,609			553,609
SGA	510,751			510,751
Operating Income	276,574	-		276,574
Interest Expense - net	3,503	(914)	[1]	2,589
Income before income taxes	273,071	914		273,985
Income Taxes	73,872	214	[1]	74,086
Net Income	199,199	700		199,899

Diluted EPS (2)	$1.57	$0.01		$1.58

[1] Write-off of unamortized deferred financing costs resulting from the debt refinancing arrangement in March 2011.
[2] Diluted EPS has been adjusted to reflect the two-for-one stock split.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share amount)
(Unaudited)

	Six Months Ended 6/30/2010
	Reported	Adjusting		Adjusted
	(GAAP) [5]	Items		(Non-GAAP)
Net Sales	$1,307,439			$1,307,439
Cost of Sales	277,033	$(12,715)	[1]	264,318
Gross Profit	1,030,406	12,715		1,043,121
Royalty Overrides	432,099			432,099
SGA	417,993	(11,390)	[2]	406,603
Operating Income	180,314	24,105		204,419
Interest Expense - net	4,099			4,099
Income before income taxes	176,215	24,105		200,320
Income Taxes	42,169	14,452	[3]	56,621
Net Income	$134,046	$9,653		$143,699

Diluted EPS (4)	$1.06	$0.08		$1.14

[1] Incremental U.S. dollar costs of 2009 imports in Venezuela which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

[2] Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

[3] Favorable income taxes related to Venezuela becoming highly inflationary economy
[4] Diluted EPS has been adjusted to reflect the two-for-one stock split.

[5] During the second quarter of 2011, the Company changed its method of accounting for share-based compensation tax benefits. Prior periods have been adjusted to reflect this change. See Note 2 of the quarterly report on Form 10-Q for the quarter ended June 30, 2011.

The following is a reconciliation of total long-term debt to net debt:

	6/30/2011	12/31/2010

Total long-term debt (current and long-term portion)	$160,578	$178,166
Less: Cash and cash equivalents	254,467	190,550
Net debt	$(93,889)	$(12,384)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213-745-0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213-745-0474